Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES THIRD QUARTER 2018 RESULTS

- Earnings of $0.10 Per Fully Diluted Share -

- Core FFO of $0.25 Per Fully Diluted Share -

- Leased 354,099 Square Feet of Office and Retail Space -

New York, New York, October 31, 2018 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the third quarter of 2018.

“We continued to execute our long-term strategy to consolidate, redevelop and re-lease space to larger, higher credit quality tenants at higher rents and create long-term value for shareholders. During the quarter, we leased approximately 354,000 square feet of office and retail space that resulted in a spread of 27.3% on new Manhattan office and a 24.1% increase in mark-to-market rent portfolio-wide over previous fully escalated rents on new, renewal, and expansion leases. Our well-located, modernized office buildings continue to attract a diverse group of prospective tenants. Our value price point between trophy Class A and Class B properties positions us well to capture steady tenant demand,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer.

“Year-to-date, Observatory revenue increased 2.6% and Observatory net operating income increased 2.4%, as compared with the first nine months of 2017, driven primarily by improved pricing. We are pleased with the positive market response to our new Observatory entrance that opened in the third quarter and look forward to sharing more of the enhanced visitor experience as we complete our work by the end of 2019,” added Kessler. “We continue to manage our balance sheet to fund our redevelopment program and shareholder value enhancement opportunities.”

Third Quarter Highlights

•	Achieved net income attributable to the Company of $0.10 per fully diluted share.

•	Core Funds From Operations (“Core FFO”) was $0.25 per fully diluted share.

•	Occupancy and leased percentages at September 30, 2018:

•	Total portfolio was 88.4% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 92.1% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 88.3% occupied; including SLNC, the Manhattan office portfolio was 93.0% leased.

•	Retail portfolio was 90.8% occupied; including SLNC, the retail portfolio was 90.8% leased.

•	Empire State Building was 94.0% occupied; including SLNC, was 94.3% leased.

•

Signed 43 leases, representing 354,099 rentable square feet across the total portfolio, and achieved a 24.1% increase in mark-to-market rent over previous fully escalated rents portfolio-wide on new, renewal, and expansion leases.

•

Signed 24 new leases representing 281,844 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties), and achieved an increase of 27.3% in mark-to-market rent over previous fully escalated rents.

•	Opened the new Observatory entrance, which is the first phase of the fully reimagined Observatory experience.

•	Increased Empire State Building Observatory revenue for the third quarter 2018 by 2.4% to $40.2 million from $39.3 million in the third quarter 2017.

•	Authorized a $500 million stock and publicly traded operating partnership unit repurchase program through December 31, 2019.

•	Declared a dividend of $0.105 per share.

Financial Results for the Third Quarter 2018

Net income attributable to common stockholders was $16.3 million, or $0.10 per fully diluted share, compared to $18.8 million, or $0.12 per fully diluted share, in the third quarter of 2017.

Core FFO was $73.0 million, or $0.25 per fully diluted share, compared to $77.5 million, or $0.26 per fully diluted share, in the third quarter of 2017.

Modified FFO was $73.0 million, or $0.25 per fully diluted share, compared to $75.3 million, or $0.25 per fully diluted share, in the third quarter of 2017.

FFO was $71.0 million, or $0.24 per fully diluted share, compared to $73.4 million, or $0.25 per fully diluted share, in the third quarter of 2017.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Financial Results for the Nine Months Ended September 30, 2018

Net income attributable to common stockholders was $42.8 million, or $0.26 per fully diluted share, compared to $45.4 million, or $0.29 per fully diluted share, in the nine months ended September 30, 2017.

Core FFO was $203.2 million, or $0.68 per fully diluted share, compared to $212.0 million, or $0.71 per fully diluted share, in the nine months ended September 30, 2017.

Modified FFO was $203.2 million, or $0.68 per fully diluted share, compared to $209.9 million, or $0.70 per fully diluted share, in the nine months ended September 30, 2017.

FFO was $197.3 million, or $0.66 per fully diluted share, compared to $204.0 million, or $0.68 per fully diluted share, in the nine months ended September 30, 2017.

Portfolio Operations

As of September 30, 2018, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag that exists between the date of tenants’ move out and the date of Company’s completion of redevelopment work for new leases to commence. As of September 30, 2018, the Company’s portfolio was occupied and leased as follows. Leased percentages include signed leases not commenced.

	September 30, 2018	June 30, 2018	September 30, 2017
Percent occupied:
Total portfolio	88.4%	88.4%	89.8%
Total office	88.3%	88.4%	89.5%
Manhattan office	88.3%	88.3%	89.1%
Empire State Building	94.0%	92.9%	93.3%
Retail	90.8%	88.3%	94.1%
Percent leased:
Total portfolio	92.1%	91.4%	91.7%
Total office	92.2%	91.4%	91.5%
Manhattan office	93.0%	91.9%	91.5%
Empire State Building	94.3%	94.6%	93.5%
Retail	90.8%	91.1%	94.1%

Leasing

For the three months ended September 30, 2018, the Company signed 43 new, renewal, and expansion leases within the total portfolio, comprising 354,099 rentable square feet with an average starting rental rate of $58.48 per rentable square foot, representing an increase of 24.1% over the previous fully escalated rent.

On a blended basis, the 36 new, renewal, and expansion office leases, comprising 315,056 rentable square feet, signed within the Manhattan office portfolio during the third quarter, had an average starting rental rate of $60.99 per rentable square foot, representing an increase of 26.1% over the previous fully escalated rent.

Leases Signed in the Third Quarter 2018 for the Manhattan Office Portfolio

•

24 new leases, comprising 281,844 rentable square feet, with an average starting rental rate of $61.84 per rentable square foot, representing an increase of 27.3% over the previous fully escalated rent, and

•

12 renewal leases, comprising 33,212 rentable square feet, with an average starting rental rate of $53.77 per rentable square foot, representing an increase of 14.7% over the previous fully escalated rent.

Significant Leases Executed During the Third Quarter 2018

•	At 1400 Broadway, the Company signed a new three floor office lease totaling 91,200 rentable square feet with Signature Bank for a term of 16.1 years.

•	At 111 West 33rd Street, the Company signed a new full and a partial floor office lease totaling 44,700 rentable square feet with Diligent Corporation for a term of 11.4 years.

•	At 111 West 33rd Street, the Company signed a new full floor office lease totaling 10,540 rentable square feet with ClearView Healthcare Partners for a term of 5.1 years.

•

At the Empire State Building, the Company signed an expansion lease totaling 26,800 rentable square feet with HNTB Corporation for a term of 10.3 years. HNTB Corporation will now occupy a total of 105,100 square feet at the Empire State Building.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property.

During the third quarter 2018, the Company opened the new Observatory entrance, which is the first phase of a fully reimagined Observatory experience. The new entrance provides Observatory visitors with an enhanced visitor journey focused on key recallable moments that celebrate the authentic and iconic Empire State Building experience. The Company has improved the customer experience with new self-serve, digital ticketing kiosks and more efficient security screening. Furthermore, the new entrance reroutes approximately four million annual visitors from the Fifth Avenue entrance, which reduces congestion in the Fifth Avenue lobby and improves the value of the office and 34th Street retail components of the Empire State Building.

During the third quarter 2018, the Company signed ten office leases at the Empire State Building, representing 61,886 rentable square feet in the aggregate.

Observatory revenue for the third quarter 2018 was $40.2 million, a 2.4% increase from $39.3 million in the third quarter 2017. The Observatory hosted approximately 1,168,000 visitors in the third quarter 2018 compared to 1,237,000 visitors in the third quarter 2017, a decrease of 5.6%. There were 11 bad weather days compared to 14 bad weather days in the third quarter 2017. For the third quarter 2018, the Company estimates that bad weather days resulted in approximately twenty four thousand less visitors than in the prior year period based upon the timing of the bad weather days.

Observatory revenue was $96.7 million for the nine months ended September 30, 2018, a 2.6% increase from $94.2 million for the nine months ended September 30, 2017. The 102nd floor observation deck was closed in the first quarter of 2018 for the scheduled replacement of original elevator machinery with a new, higher speed glass elevator. Adjusting for first quarter revenue from the 102nd floor observation deck (which was $1.9 million in 2017), revenue would have increased 4.7% for the nine months ended September 30, 2018 as compared with the same period in 2017. For the nine months ended September 30, 2018, the Observatory hosted approximately 2,860,000 visitors, compared to 2,949,000 visitors for the same period in 2017, a decrease of 3.0%. For the nine months ended September 30, 2018, there were 37 bad weather days compared to 51 bad weather days in the nine months ended September 30, 2017.

Balance Sheet

At September 30, 2018, there was no outstanding balance under the Company’s $1.1 billion unsecured revolving credit facility and the Company’s $265 million term loan facility was fully drawn. The facilities have an accordion feature allowing for an additional increase in the maximum aggregate principal balance to $1.75 billion under certain circumstances. The Company held cash, cash equivalents and short-term investments of $629.7 million at September 30, 2018.

As of September 30, 2018, the Company had total debt outstanding of approximately $1.9 billion, with a weighted average interest rate of 3.84% per annum, and a weighted average term to maturity of 8.3 years. None of the Company’s outstanding debt is subject to variable interest rates. At September 30, 2018, the Company’s consolidated net debt to total market capitalization was approximately 20.4% and consolidated net debt to EBITDA was 3.7x.

Stock and Publicly Traded Operating Partnership Unit Repurchase Program

The Company’s Board of Directors authorized the repurchase of up to $500 million of the Company’s Class A common stock (“Common Stock”) and Empire State Realty OP, L.P.’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively; collectively with the Common Stock, the “Securities”) through December 31, 2019.

Under the program, the Company may purchase its Securities in accordance with applicable securities laws from time to time in the open market or in privately negotiated transactions. The timing, manner, price and amount of any repurchases will be determined by the Company at its discretion and will be subject to stock price, availability, trading volume and general market conditions. The authorization does not obligate the Company to acquire any particular amount of Securities and the program may be suspended or discontinued at the Company’s discretion without prior notice.

Dividend

On September 28, 2018, the Company paid a dividend of $0.105 per share for the third quarter 2018 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the third quarter 2018 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, November 1, 2018 at 8:30 am Eastern time.

The webcast will be accessible in the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until November 8, 2018, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13683909.

The Supplemental Report will be available prior to the conference call in the “Investors” section of the Company’s website at www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of September 30, 2018, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded operating partnership units; changes in our business strategy; changes in technology and market competition which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of, leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; termination or expiration of our ground leases; our failure to obtain or maintain necessary outside financing, including our unsecured revolving credit facility and term loan facility; our leverage; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties, or to execute any newly planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; impact of changes in governmental regulations, tax law and rates and similar matters; and our failure to qualify as a real estate investment trust, or REIT. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2018	2017
Revenues
Rental revenue	$123,621	$122,391
Tenant expense reimbursement	18,627	20,346
Observatory revenue	40,241	39,306
Lease termination fees	1,185	1,165
Third-party management and other fees	312	345
Other revenue and fees	2,416	2,993

Total revenues	186,402	186,546

Operating expenses
Property operating expenses	42,772	41,270
Ground rent expenses	2,331	2,331
General and administrative expenses	13,148	12,899
Observatory expenses	8,854	8,648
Real estate taxes	28,284	26,901
Depreciation and amortization	42,475	38,490

Total operating expenses	137,864	130,539

Total operating income	48,538	56,007
Other income (expense):
Interest income	3,485	774
Interest expense	(20,658)	(16,890)
Loss on early extinguishment of debt	—	(2,157)

Income before income taxes	31,365	37,734
Income tax expense	(2,135)	(2,245)

Net income	29,230	35,489
Preferred unit distributions	(234)	(234)
Net income attributable to non-controlling interests	(12,654)	(16,449)

Net income attributable to common stockholders	$16,342	$18,806

Total weighted average shares
Basic	167,657	158,102

Diluted	297,478	297,871

Net income per share attributable to common stockholders
Basic	$0.10	$0.12

Diluted	$0.10	$0.12

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2018	2017
Revenues
Rental revenue	$369,970	$360,348
Tenant expense reimbursement	52,626	53,889
Observatory revenue	96,691	94,212
Lease termination fees	2,164	10,354
Third-party management and other fees	1,151	1,088
Other revenue and fees	9,600	7,338

Total revenues	532,202	527,229

Operating expenses
Property operating expenses	126,375	122,009
Ground rent expenses	6,994	6,994
General and administrative expenses	39,001	36,566
Observatory expenses	23,868	23,079
Real estate taxes	81,771	76,001
Depreciation and amortization	121,826	119,868

Total operating expenses	399,835	384,517

Total operating income	132,367	142,712
Other income (expense):
Interest income	7,209	2,169
Interest expense	(58,774)	(52,109)
Loss on early extinguishment of debt	—	(2,157)
Loss from derivative financial instruments	—	(289)

Income before income taxes	80,802	90,326
Income tax expense	(3,330)	(4,333)

Net income	77,472	85,993
Preferred unit distributions	(702)	(702)
Net income attributable to non-controlling interests	(34,009)	(39,916)

Net income attributable to common stockholders	$42,761	$45,375

Total weighted average shares
Basic	165,613	157,796

Diluted	297,181	298,089

Net income per share attributable to common stockholders
Basic	$0.26	$0.29

Diluted	$0.26	$0.29

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended September 30,
	2018	2017
Net income	$29,230	$35,489
Preferred unit distributions	(234)	(234)
Real estate depreciation and amortization	42,004	38,134

FFO attributable to common stockholders and non-controlling interests	71,000	73,389

Amortization of below-market ground leases	1,957	1,957

Modified FFO attributable to common stockholders and non-controlling interests	72,957	75,346

Loss on early extinguishment of debt	—	2,157

Core FFO attributable to common stockholders and non-controlling interests	$72,957	$77,503

Total weighted average shares
Basic	297,478	296,389

Diluted	297,478	297,871

FFO per share
Basic	$0.24	$0.25

Diluted	$0.24	$0.25

Modified FFO per share
Basic	$0.25	$0.25

Diluted	$0.25	$0.25

Core FFO per share
Basic	$0.25	$0.26

Diluted	$0.25	$0.26

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Nine Months Ended September 30,
	2018	2017
Net income	$77,472	$85,993
Preferred unit distributions	(702)	(702)
Real estate depreciation and amortization	120,521	118,690

FFO attributable to common stockholders and non-controlling interests	197,291	203,981

Amortization of below-market ground leases	5,873	5,873

Modified FFO attributable to common stockholders and non-controlling interests	203,164	209,854

Loss on early extinguishment of debt	—	2,157

Core FFO attributable to common stockholders and non-controlling interests	$203,164	$212,011

Total weighted average shares
Basic	297,180	296,389

Diluted	297,181	298,089

FFO per share
Basic	$0.66	$0.69

Diluted	$0.66	$0.68

Modified FFO per share
Basic	$0.68	$0.71

Diluted	$0.68	$0.70

Core FFO per share
Basic	$0.68	$0.72

Diluted	$0.68	$0.71

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	September 30, 2018	December 31, 2017
Assets
Commercial real estate properties, at cost	$2,825,955	$2,667,655
Less: accumulated depreciation	(718,959)	(656,900)

Commercial real estate properties, net	2,106,996	2,010,755
Cash and cash equivalents	229,745	464,344
Restricted cash	54,356	65,853
Short-term investments	400,000	—
Tenant and other receivables	31,342	28,329
Deferred rent receivables	195,455	178,629
Prepaid expenses and other assets	50,663	61,028
Deferred costs, net	244,441	262,701
Acquired below market ground leases, net	362,355	368,229
Goodwill	491,479	491,479

Total assets	$4,166,832	$3,931,347

Liabilities and equity
Mortgage notes payable, net	$609,299	$717,164
Senior unsecured notes, net	1,045,362	707,895
Unsecured term loan facility, net	264,023	263,662
Unsecured revolving credit facility	—	—
Accounts payable and accrued expenses	128,340	110,849
Acquired below market leases, net	55,662	66,047
Deferred revenue and other liabilities	32,175	40,907
Tenants’ security deposits	42,520	47,086

Total liabilities	2,177,381	1,953,610
Total equity	1,989,451	1,977,737

Total liabilities and equity	$4,166,832	$3,931,347